Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

OF

5.50% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES B

OF

AMERICAN TOWER CORPORATION

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

American Tower Corporation, a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on February 18, 2015 the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Restated Certificate” or “Charter”), appointed a special committee (the “Pricing Committee”) and authorized the Pricing Committee to create, designate, authorize and provide for the issuance of shares of a new series of the Corporation’s undesignated preferred stock, to be designated the “5.50% Mandatory Convertible Preferred Stock, Series B,” and to establish the number of shares to be included in such series, and to fix the powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and (b) on February 25, 2015, the Pricing Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

RESOLVED, that pursuant to the provisions of the Restated Certificate (which authorizes 20,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors and as delegated to the Pricing Committee, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, are as set forth in the Restated Certificate and this Certificate of Designations, as it may be amended from time to time (the “Certificate of Designations”) as follows:

Part 1. Designation and Number of Shares. Pursuant to the Restated Certificate there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock consisting of 1,250,000 shares (as increased from time to time, up to an aggregate of 1,375,000 shares of Mandatory Convertible Preferred Stock (as defined herein), by an amount equal to the number of any additional shares of Mandatory Convertible Preferred Stock underlying the Corporation’s depositary shares purchased by the underwriters named in the Underwriting Agreement pursuant to the exercise of their overallotment option as set forth therein) designated as the “5.50% Mandatory Convertible Preferred Stock, Series B” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors (or an authorized committee thereof), subject to the terms and conditions hereof and the requirements of applicable law; provided that no decrease shall reduce the number of shares of the Mandatory Convertible Preferred Stock to a number less than the number of such shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Edmund DiSanto, its Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, this 3rd day of March, 2015.

AMERICAN TOWER CORPORATION

By:	/s/ EDMUND DISANTO
	Name:	Edmund DiSanto
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

ANNEX A

STANDARD PROVISIONS

SECTION 1. General Matters; Ranking. Each share of the Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for Dividend Periods prior to the Effective Date for the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date, subject to the proviso in Section 9(a).

“ADRs” shall have the meaning set forth in Section 14.

“Agent Members” shall have the meaning set forth in Section 22.

“Applicable Market Value” means the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period (the “Settlement Period”) beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

“Average Price” shall have the meaning set forth in Section 3(c).

“Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Certificated Preferred Stock” shall have the meaning set forth in Section 22.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion and Dividend Disbursing Agent” means Computershare Inc., the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 15.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall have the meaning set forth in the recitals.

“Current Market Price” per share of Common Stock (or, in the case of Section 13(a)(iv), per share of Common Stock, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) relating to a Spin-Off, the Average VWAP per share of Common Stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year commencing on May 15, 2015 to, and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the May 15, 2015 Dividend Payment Date.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Additional Share Number” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b).

“Effective Date” shall have the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 14.

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of Common Stock trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be final.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at such time after the Initial Issue Date, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the outstanding Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange, the NASDAQ Global

Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned subsidiaries or any of the Corporation’s or the Corporation’s majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; (iii) the Common Stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange (each, a “Qualifying Market”); or (iv) the stockholders of the Corporation approve any plan for the Corporation’s liquidation, dissolution or winding up.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Share Price applicable to such Fundamental Change:

	Share Price on Effective Date
Effective Date	$50.00	$70.00	$90.00	$97.00	$110.00	$116.40	$130.00	$140.00	$150.00
March 3, 2015	9.2464	9.1964	8.8744	8.7584	8.5911	8.5911	8.5911	8.5911	8.5911
February 15, 2016	9.6153	9.5634	9.1745	9.0196	8.7706	8.6752	8.5911	8.5911	8.5911
February 15, 2017	9.9704	9.9731	9.5713	9.3556	8.9774	8.8312	8.6276	8.5911	8.5911
February 15, 2018	10.3093	10.3093	10.3093	10.3093	9.0909	8.5911	8.5911	8.5911	8.5911

If the Share Price falls between two Share Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

If the Share Price is in excess of $150.00 per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate. If the Share Price is less than $50.00 per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates

set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Global Preferred Shares” shall have the meaning set forth in Section 22.

“Holder” means each Person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of the Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(v).

“Initial Issue Date” means March 3, 2015, the first original issue date of shares of the Mandatory Convertible Preferred Stock.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $1,000.00 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means February 15, 2018.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Certificate of Designations.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Qualifying Preferred Stock” shall have the meaning set forth in Section 6(c).

“Parity Stock” means the 5.25% Mandatory Convertible Preferred Stock, Series A and each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Pricing Committee” shall have the meaning set forth in the recitals.

“Qualifying Market” shall have the meaning set forth under the definition of “Fundamental Change.”

“Record Date” means, with respect to any Dividend Payment Date, the February 1, May 1, August 1 and November 1 immediately preceding the applicable February 15, May 15, August 15 and November 15 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on the related Record Date.

“Registrar” initially means Computershare Inc., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 15.

“REIT” means a real estate investment trust qualified and taxed under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

“Reorganization Event” shall have the meaning set forth in Section 14.

“Restated Certificate” shall have the meaning set forth in the recitals.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Settlement Period” shall have the meaning set forth under the definition of “Applicable Market Value.”

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with United States generally accepted accounting principles, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Share Price” means, for any Fundamental Change, (i) if the holders of Common Stock receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) if the holders of Common Stock receive any property other than cash in such Fundamental Change, the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” means a distribution by the Corporation to all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading, and on which trading in Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock; provided that if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Inc., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Underwriting Agreement” means the Underwriting Agreement relating to the Mandatory Convertible Preferred Stock and the depositary shares representing the Mandatory Convertible Preferred Stock, dated February 25, 2015, between the Corporation and the underwriters named therein.

“Unit of Exchange Property” shall have the meaning set forth in Section 14.

“Voting Preferred Stock” means any series of Preferred Stock, in addition to the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “AMT <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

SECTION 3. Dividends. (a) Rate. Subject to the rights of holders of any class or series of capital stock of the Corporation ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available for payment, cumulative dividends at the rate per annum of 5.50% of the Liquidation Preference per share of the Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $55.00 per annum per share), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Board of Directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at the Dividend Rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Record Date, whether or not the shares of Mandatory Convertible Preferred Stock held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. Any accumulated and unpaid dividends from any preceding Dividend Period can be declared and paid on a date determined by the Board of Directors (or an authorized committee thereof) in its sole discretion.

The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full Dividend Period, including the initial Dividend Period, shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock shall not bear interest.

No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been or thereby are declared and paid upon, or a sufficient sum of cash and/or number of shares of Common Stock has been or thereby is set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, securities or other property, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other class or series of Junior Stock, and no Common Stock or any other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash and/or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) any dividend or distribution payable in shares of Common Stock or other Junior Stock; (ii) purchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the deemed purchase or acquisition of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (v) purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock existing prior to the preceding Dividend Period, including under a stock repurchase plan; provided that such binding requirement was not entered into at a time when the Corporation was prohibited from making or unable to make, or in anticipation or contemplation of being prohibited from making or unable to make, dividend payments on the Mandatory Convertible Preferred Stock.

When dividends on shares of the Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any Dividend Payment Date or (B) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such Parity Stock bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. (i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of declared and unpaid dividends pursuant to Section 7 and Section 9 hereof), may be paid by the Corporation, as determined in the sole discretion of the Board of Directors (or an authorized committee thereof):

(A) in cash;

(B) by delivery of shares of Common Stock; or

(C) by delivery of any combination of cash and shares of Common Stock.

(ii) Each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend, provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(iii) If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $33.95, subject to adjustment as set forth in Section 13(c)(ii) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Average Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

SECTION 4. Liquidation, Dissolution or Winding Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference per share of the Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding up or dissolution) on, all Parity Stock are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of the Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) Neither the sale of all or substantially all of Corporation’s assets, nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

SECTION 5. No Redemption; No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions, except that the foregoing shall not prevent the purchase by the Corporation of the Mandatory Convertible Preferred Stock pursuant to Article FOURTH, Sections D and E of the Restated Certificate as a result of an FCC Regulatory Limitation (as defined in the Restated Certificate) or in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time specifically required by Delaware law.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (A) have not been declared and paid, or (B) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders on the applicable Record Date, for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors of the Board of Directors shall, at the next annual meeting of the stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at such meeting to fill such newly created directorships by electing two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if the next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by the By-Laws, shall be included in the agenda for and shall be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Stock Directors, the holders of record of a majority in voting power of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

(ii) Any request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of the Mandatory Convertible Preferred Stock or other series of Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 17 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum (which may include shares of Common Stock) sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preferred Stock Director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock (voting together as a single class), when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that such request is received at least 90 days before the date fixed for the next annual or special meeting of stockholders, failing which such election shall be included in the agenda for and shall be held at the next scheduled annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the holders of at least two-thirds in voting power of the shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock (subject to the last paragraph of this Section 6(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Charter or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any class or series of Senior Stock;

(ii) Amendment of the Mandatory Convertible Preferred Stock. Any amendment, alteration or repeal of any provision of the Charter or this Certificate of Designations so as to adversely affect the special rights, preferences, privileges or powers (including voting powers) of the Mandatory Convertible Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another entity, unless in each case (x) the shares of the

Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent, and (y) such shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and powers (including voting powers) of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction (any such preferred stock being referred to herein as “Qualifying Preferred Stock”);

provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock or (3) the authorization or creation of any class or series of Parity Stock or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of Parity Stock or Junior Stock or the issuance of additional shares of such class or series of Parity Stock or Junior Stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or powers (including voting powers) of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote of holders of the Mandatory Convertible Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would adversely affect one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected and entitled to vote shall vote thereon.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or an authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate, the By-Laws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of the Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $116.40 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 8.5911 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $97.00 (the “Initial Price”), then the Mandatory Conversion Rate per share of the Mandatory Convertible Preferred Stock shall be equal to the Liquidation Preference divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 10.3093 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If, on or prior to the Mandatory Conversion Date, the Corporation has not declared and paid, or set aside for payment, all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of such undeclared, accumulated and unpaid dividends (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

(d) If the Corporation declares a dividend for the Dividend Period ending on the Mandatory Conversion Date, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Record Date in accordance with Section 3.

SECTION 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If, as of any Early Conversion Date, the Corporation has not declared and paid, or set aside for payment, all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time will receive cash or an additional number of shares of Common Stock (the “Early Conversion Additional Share Number”) equal to the amount of undeclared, accumulated and unpaid dividends for such prior Dividend Periods (such amount of undeclared, accumulated and unpaid dividends, the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). Notwithstanding anything to the contrary in this Certificate of Designations, to the extent that the Early Conversion Additional Conversion Amount exceeds the value of the product of the Early Conversion Additional Share Number and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of the Mandatory Convertible Preferred Stock as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock; (ii) with respect to such converted shares, receive an amount equal to the present value, calculated using a discount rate of 5.50% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining Dividend Periods and for the partial Dividend Period from and including such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”); and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, subject in the case of clauses (ii) and (iii) to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 9(d) below and subject to the limitations with respect to the number of shares of Common Stock set forth in Section 9(d) below; provided that, notwithstanding clauses (ii) and (iii) above, if such Effective Date falls during a Dividend Period for which the Corporation has declared a dividend, the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of the payment of such dividend. Holders who do not submit their Mandatory Convertible Preferred Stock for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the relevant Accumulated Dividend Amount.

(b) On or before the 20th calendar day prior to the anticipated Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following the actual Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Corporation to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Effective Date or actual Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Effective Date, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, specifying the combination, if applicable.

(d) (i) For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option:

(A) pay the Fundamental Change Dividend Make-whole Amount in cash, to the extent the Corporation is legally permitted to do so;

(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Share Price; or

(C) pay the Fundamental Change Dividend Make-whole Amount through any combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists with respect to any Fundamental Change Conversion, the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Corporation shall, at its option, pay the Accumulated Dividend Amount:

(A) in cash, to the extent the Corporation is legally permitted to do so;

(B) in an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Share Price; or

(C) in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the relevant Effective Date to make all or any portion of such payments in Common Stock. In addition, if the Corporation elects to deliver Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in Common Stock exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Share Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(iv) No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment shall instead be paid by the Corporation to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of the Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible

Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose and Holders shall have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the third Business Day immediately succeeding the Mandatory Conversion Date and (ii) the third Business Day immediately succeeding the last day of the Settlement Period.

(b) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial ownership interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of the Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of the Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the

Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the third Business Day immediately succeeding the Early Conversion Date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of the Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of the Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial ownership interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of the Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of the Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the third Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of the Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of the Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of the Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of the Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of the Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the product of the Maximum Conversion Rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of the Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the

Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of the Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon the first conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of the Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional shares of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.

(c) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues shares of Common Stock to all holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution;

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination; and

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants;

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination;

X = the number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed

Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors or an authorized committee thereof, which determination shall be final). For the purposes of this clause (ii), the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination, shall not include shares held in treasury by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of such subdivision or combination;

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on such effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such effective date (prior to giving effect to such subdivision or combination); and

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i), (2) any rights or warrants covered by Section 13(a)(ii) (without regard to the exclusions thereunder), (3) any dividend or distribution covered by Section 13(a)(v) (without regard to the exclusions thereunder) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution;

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution;

CMP = the Current Market Price of the Common Stock; and

FMV = the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire shares of the Corporation’s capital stock, cash or other assets so distributed applicable to one share of Common Stock.

(B) In the case of a Spin-Off, each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution;

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution;

CMP = the Current Market Price of the Common Stock; and

FMV = the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities).

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any Settlement Period or Early Conversion Settlement Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(C) For purposes of this clause (iv) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Corporation to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Conversion Rates under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Stock entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the

Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

(D) For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); or an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”), then:

(1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made; and

(2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v) Cash Distributions. If the Corporation pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Stock (excluding (1) any regular quarterly cash dividends or distributions of up to $0.38 per share of Common Stock (the “Initial Dividend Threshold”), (2) any cash that is distributed in a Reorganization Event to which Section 14 applies, (3) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (4) any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution;

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution;

CMP = the Current Market Price of the Common Stock; and

C = the amount of cash per share of Common Stock of such dividend or other distribution; provided that in the case of a regular quarterly cash dividend or distribution, such amount shall only include the amount of such dividend or distribution in excess of the Initial Dividend Threshold.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates under this clause (v). Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (v) is not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, each Fixed Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”);

CR1 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

FMV = the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer;

CMP = the Current Market Price of the Common Stock;

OS0 = the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, including any purchased shares; and

OS1 = the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, less any purchased shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any Settlement Period or Early Conversion Settlement Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets as to which Section 13(a)(iv) or Section 13(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to such Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Corporation’s indebtedness, shares of the Corporation’s capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the record date for determining the holders of Common

Stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights have separated from Common Stock) shall not constitute a distribution of rights that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), (x) an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment will also be made to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of this Certificate of

Designations requires the Corporation to calculate the VWAP per share of the Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-trading day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) Notwithstanding anything herein to the contrary, no adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate then in effect. The Corporation shall notify Holders, in the event they may so participate, at the same time it notifies holders of Common Stock of their participation in such transaction. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) for a change in the par value of the Common Stock;

(E) for stock repurchases that are not tender offers, including structured or derivative transactions;

(F) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock; or

(G) for accumulated dividends on the Mandatory Convertible Preferred Stock, except as provided under Sections 7, 8 and 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such adjustment; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

SECTION 14. Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its subsidiaries;

(iii) any reclassification of Common Stock into other securities; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or of all holders of Common Stock if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of the Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(c)(iii)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such common stock or

ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 14 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

SECTION 15. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Computershare Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Inc., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of the Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 17. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Restated Certificate or the By-Laws and by applicable law. Notwithstanding the foregoing, if the shares of the Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Mandatory Convertible Preferred Stock.

SECTION 18. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 19. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Restated Certificate or as provided by applicable law.

SECTION 20. Stock Certificates.

(a) Shares of the Mandatory Convertible Preferred Stock shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed by two authorized Officers of the Corporation, in accordance with the By-Laws and applicable Delaware law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

(e) The Board of Directors (or an authorized committee thereof) may by resolution provide that shares of the Mandatory Convertible Preferred Stock shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

SECTION 21. Replacement Certificates.

(a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of the Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and bond described above, shall deliver the shares of Common Stock issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 22. Form.

(a) The Mandatory Convertible Preferred Stock shall initially be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Preferred Stock”). Each Certificated Preferred Stock shall reflect the number of shares of the Mandatory Convertible Preferred Stock represented thereby, and shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b) If the Depositary is willing to act as depositary for one or more shares of the Mandatory Convertible Preferred Stock in global form with the global legend as set forth on the form attached hereto as Exhibit A (“Global Preferred Shares”), a Holder who is a member of, or a participant in, the Depositary (an “Agent Member”) may request for the Corporation to issue Global Preferred Shares in exchange for the Certificated Preferred Stock held by such Holder, with the same terms and of an equal aggregate Liquidation Preference. Any Global Preferred Shares shall be deposited on behalf of the Holders of the Mandatory Convertible Preferred Stock represented thereby with the Registrar, as custodian for a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares of the Mandatory Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(c) Agent Members shall have no rights under this Certificate of Designations with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Mandatory Convertible Preferred Stock held as Global Preferred Shares. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial ownership interest in any shares of the Mandatory Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate of Designations or the Restated Certificate.

(d) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(e) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference. Such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 23. Provisions Relating to Ownership Limit and Transfer Restrictions. The acquisition and ownership of Mandatory Convertible Preferred Stock are subject to the provisions and limitations relating to ownership and transfer restrictions in Article FOURTH, Sections D and E of the Restated Certificate. No Holder of Mandatory Convertible Preferred Stock shall be entitled to receive Common Stock following conversion of such Mandatory Convertible Preferred Stock or in connection with the payment of dividends on the Mandatory Convertible Preferred Stock to the extent that receipt of such Common Stock would cause such Holder to cause FCC Regulatory Limitations (as defined in the Restated Certificate), exceed the Stock Ownership Limit (as defined in the Restated Certificate) or violate any of the other restrictions on ownership or transfer contained in the Restated Certificate. If any delivery of Common Stock owed to a Holder upon conversion of or payment of a dividend on the Mandatory Convertible Preferred Stock is not made, in whole or in part, as a result of the Stock Ownership Limit set forth in the Restated Certificate, the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such Common Stock as promptly as practicable after any such Holder (i) gives notice and satisfactory evidence to the Corporation that such delivery would not result in it exceeding the Stock Ownership Limit or (ii) obtains a suitable Excepted Holder Limit (as defined in the Restated Certificate) from the Board of Directors (or an authorized committee thereof); provided, however, in the event any transfer of shares of Common Stock or other event would result in a Holder beneficially owning shares of Common Stock in excess of the Stock Ownership Limit or would result in the Corporation’s disqualification as a REIT for federal income tax purposes, the foregoing shall not prevent such shares of Common Stock from being redeemed by the Corporation or automatically transferred to a trust for the benefit of a charitable organization selected by the Board of Directors (or an authorized committee thereof) or limit the authority of the Board of Directors (or an authorized committee thereof) to take such other actions pursuant to Article FOURTH, Section E of the Restated Certificate in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes. If any delivery of Common Stock owed to a Holder upon conversion of or payment of a dividend on the Mandatory Convertible Preferred Stock is not made, in whole or in part, as a result of the FCC Regulatory Limitations, nothing herein shall prevent the Board of Directors (or an authorized committee thereof) from taking any action pursuant to Article FOURTH, Section D of the Restated Certificate.

SECTION 24. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of the Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of the Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of the Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

Exhibit A

[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES B CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THE CORPORATION SHALL FURNISH A FULL STATEMENT ABOUT CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFERABILITY TO A STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP THAT ARE SPECIFIED IN THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. THE COMPANY WILL FURNISH A FULL STATEMENT DESCRIBING THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ON REQUEST AND WITHOUT CHARGE.

Certificate Number [            ] [Initial] Number of Shares of Mandatory

Convertible Preferred Stock [            ]

CUSIP 03027X506

ISIN US03027X5068

AMERICAN TOWER CORPORATION

5.50% Mandatory Convertible Preferred Stock, Series B

(par value $0.01 per share)

(Liquidation Preference as specified below)

American Tower Corporation, a Delaware corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.50% Mandatory Convertible Preferred Stock, Series B, with a par value of $0.01 per share and a Liquidation Preference of $1,000.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of the Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 5.50% Mandatory Convertible Preferred Stock, Series B of American Tower Corporation, dated March 3, 2015, as the same may be amended from time to time (the “Certificate of Designations”) and the Restated Certificate of Incorporation of American Tower Corporation, as the same may be amended, modified or restated from time to time. Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of the Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [    ] of [            ] [        ].

AMERICAN TOWER CORPORATION

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNATURE

These are shares of the Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [            ], [            ]

Computershare Inc., as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY

CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of the Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of the Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (THE “RESTATED CERTIFICATE”), INCLUDING PROVISIONS WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF ANY CLASS OR SERIES OF THE CORPORATION’S SHARES OF STOCK BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE CORPORATION’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF THE VARIOUS RIGHTS AND OBLIGATIONS OF STOCKHOLDERS APPEARS IN THE RESTATED CERTIFICATE.

The Corporation shall furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 5.50% Mandatory Convertible Preferred Stock, Series B (the “Mandatory Convertible Preferred Stock”) of American Tower Corporation (hereinafter called the “Corporation”), represented by stock certificate No(s). [            ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:
Applicable Conversion Rate:
Shares of the Mandatory Convertible Preferred Stock to be Converted:
Shares of Common Stock to be Issued:[1]
Signature:
Name:
Address:[2]
Fax No.:

[1]	The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
[2]	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of the Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of the Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I3

American Tower Corporation

Global Preferred Share

5.50% Mandatory Convertible Preferred Stock, Series B

Certificate Number:

The number of shares of the Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be [            ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of the Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[3]	Attach Schedule I only to Global Preferred Shares.